SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:

August 11, 2004

(Date of earliest event reported)

Segmentz, Inc.

(Exact name of registrant as specified in its charter)

Delaware                                           000-49606                                           03-0450326

(State or other jurisdiction of incorporation or organization)      (Commission File Number)                    (I.R.S. Employer Identification Number)

18302 Highwoods Preserve Parkway Suite 100 Tampa, FL 33647

(Address of principal executive offices)

Registrant's telephone number, including area code:

(813) 989-2232

ITEM 5. OTHER EVENTS.

On August 11, 2004, Segmentz announced that it entered into a definitive agreement to acquire all of the issued and outstanding stock of Express-1, Inc., a privately owned provider of third party logistics services.  The closing of the acquisition is subject to standard conditions, including, but not limited to, obtaining approval from the American Stock Exchange for the listing of additional shares, obtaining third party consents, and entry into employment agreements with certain principals of Express-1, Inc.  A copy of the Stock Purchase Agreement and press release is attached hereto.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)  Exhibits

10.1	Stock Purchase Agreement dated August 11, 2004
99.1	Press Release dated August 13, 2004

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEGMENTZ, INC.

By:       /s/ John S. Flynn
Name: John S. Flynn

Title:     President

Date: August 13, 2004